Exhibit 10.7

OSG AMERICA L.P.
2007 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1.  Purpose.  The purpose of this OSG America L.P. 2007 Omnibus Incentive Compensation Plan is to promote the interests of OSG America L.P., a Delaware limited partnership (the “Partnership”), and its unitholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Partnership and its Affiliates (as defined below), including Overseas Shipholding Group, Inc., and the Partnership’s general partner, OSG America LLC (the “General Partner”) and (b) enabling such individuals to participate in the long-term growth and financial success of the Partnership.

SECTION 2.  Definitions.  As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Partnership and (b) any entity in which the Partnership has a significant equity interest, in either case as determined by the Board.

“Award” means any award that is permitted under Section 6 and granted under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

“Board” means the Board of Directors of the General Partner.

“Cash Incentive Award” shall have the meaning specified in Section 6(f).

“Change of Control” shall (a) have the meaning set forth in an Award Agreement or (b) if there is no definition set forth in an Award Agreement, mean, with respect to the Partnership or the General Partner (the “Applicable Person”), any of the following events:  (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person’s assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (b) the consolidation or merger of the Applicable Person or any Subsidiary thereof with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving Person or its parent and (ii) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving Person or its parent immediately after such transaction; and (c) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) (other than Overseas Shipholding Group,

Inc., or its Affiliates, with respect to the General Partner), being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (b) above.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Common Units” means “Common Units”, as defined in the Partnership Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Exercise Price” means (a) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Unit at which Units may be purchased pursuant to such Option or (b) in the case of UARs, the price specified in the applicable Award Agreement as the reference price-per-Unit used to calculate the amount payable to the Participant.

“Fair Market Value” means (a) with respect to any property other than Units, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board and (b) with respect to the Units, as of any date, (i) the closing price of Units (A) as reported by the NYSE for such date or (B) if the Units are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Units or (ii) in the event there shall be no public market for the Units on such date, the fair market value of the Units as determined in good faith by the Board.

“IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.

“NYSE” means the New York Stock Exchange or any successor thereto.

“Option” means an option to purchase Units from the Partnership that is granted under Section 6.

“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Partnership or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Board to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of OSG America L.P., as amended from time to time.

“Performance Criteria” means the criterion or criteria that the Board shall select for purposes of establishing a Performance Goal for a Performance Period with respect to any Performance Unit or Cash Incentive Award under the Plan.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Unit or Cash Incentive Award of a particular Participant, whether all, a portion or none of the Award has been earned for the Performance Period.

“Performance Goal” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria.

“Performance Period” means the one or more periods of time as the Board may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Unit or Cash Incentive Award.

“Performance Unit” means an Award under Section 6(e) that has a value set by the Board (or that is determined by reference to a valuation formula specified by the Board or to the Fair Market Value of Units), which value may be paid to the Participant by delivery of such property as the Board shall determine, including without limitation, Units, cash, other securities, other Awards or other property, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Board shall establish at the time of such Award or thereafter.

“Person” means any natural person, corporation, limited partnership, limited liability company, unlimited liability company, partnership, joint venture, trust, business association, governmental entity or other entity.

“Plan” means this OSG America L.P. 2007 Omnibus Incentive Compensation Plan, as in effect from time to time.

“Restricted Unit” means a Unit delivered under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RUA” means a restricted unit Award that is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Units, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Subsidiary” means any entity in which the Partnership, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

“Substitute Awards” shall have the meaning specified in Section 4(c).

“UAR” means a unit appreciation right Award that represents an unfunded and unsecured promise to deliver Units, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Unit over the Exercise Price per Unit of the UAR, subject to the terms of the applicable Award Agreement.

“Units” means the Common Units of the Partnership or such other securities of the Partnership (a) into which such units shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of units or other similar transaction or (b) as may be determined by the Board pursuant to Section 4(b).

“Voting Securities” means securities of any class of any Person entitling the holders thereof to vote in the election of members of the board of directors or other similar governing body of the Person.

SECTION 3.  Administration.  (a)  Authority of Board.  The Plan shall be administered by the Board or such committee of the Board as may be designated by the Board from time to time.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Plan, the Board shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Units to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance conditions must be attained in order for an Award to vest or be settled or paid, establish such performance conditions and certify whether, and to what extent, such performance conditions have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Units, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Units, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Board determines that (A)

the tax consequences of such Award to the Partnership or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

(b)  Board Decisions.  Unless otherwise expressly provided in the Plan, and not withstanding any delegation of its powers, authority or function under the Plan to a duly designated committee of the Board, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Board, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Partnership, any Affiliate, any Participant, any holder or beneficiary of any Award and any unitholder.

(c)  Indemnification.  No member of the Board or any employee of the Partnership or any of its Affiliates (each such Person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder.  Each Covered Person shall be indemnified and held harmless by the Partnership against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Partnership’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Partnership shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Partnership gives notice of its intent to assume the defense, the Partnership shall have sole control over such defense with counsel of the Partnership’s choice.  The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or wilful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Partnership Agreement.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Partnership Agreement, as a matter of law, or otherwise, or any other power that the Partnership may have to indemnify such Persons or hold them harmless.

SECTION 4.  Units Available for Awards; Other Limits.  (a)  Units Available.  Subject to adjustment as provided in Section 4(b), the aggregate number of Units that may be delivered pursuant to Awards granted under the Plan shall be 250,000.  If, after the effective date of the Plan, any Award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of Units, then the Units covered by such forfeited, expired, terminated or canceled Award shall again become available to be delivered pursuant to Awards under the Plan.  If Units issued upon exercise, vesting or settlement of an Award, or Units owned by a Participant (which are not subject to any pledge or other security interest), are surrendered or tendered to the Partnership in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Units shall again become available to be delivered pursuant to Awards under the Plan.

(b)  Adjustments for Changes in Capitalization and Similar Events.  In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Units, other securities or other property), recapitalization, unit split, reverse unit split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar corporate transaction or event that affects the value of the Units, then the Board shall (i) in such manner as it may determine equitable or desirable, adjust (A) the number of Units or other securities of the Partnership (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the aggregate number of Units that may be delivered pursuant to Awards granted under the Plan and (2) the maximum number of Units or other securities of the Partnership (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Partnership, and (B) the terms of any outstanding Award, including (1) the number of Units or other securities of the Partnership (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price with respect to any Award, (ii) if deemed appropriate or desirable by the Board, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or UAR, a cash payment to the holder of such Option or UAR in consideration for the cancelation of such Option or UAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Board) of the Units subject to such Option or UAR over the aggregate Exercise Price of such Option or UAR and (iii) if deemed appropriate or desirable by the Board, cancel and terminate any Option or UAR having a per Unit Exercise Price equal to, or in excess of, the Fair Market Value of a Unit subject to such Option or UAR without any payment or consideration therefor.

(c)  Substitute Awards.  Awards may, in the discretion of the Board, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Partnership or any of its Affiliates or a company acquired by the Partnership or any of its Affiliates or with which the Partnership or any of its Affiliates combines (“Substitute Awards”).  The number of Units underlying any Substitute Awards shall be counted against the aggregate number of Units available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Partnership or any of its Affiliates or with which the

Partnership or any of its Affiliates combines shall not be counted against the aggregate number of Units available for Awards under the Plan.

(d)  Sources of Units Deliverable Under Awards.  Any Units delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Units or of treasury Units.

SECTION 5.  Eligibility.  Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Partnership or any of its Affiliates shall be eligible to be designated a Participant.

SECTION 6.  Awards.  (a)  Types of Awards.  Awards may be made under the Plan in the form of (i) Options, (ii) UARs, (iii) Restricted Units, (iv) RUAs, (v) Performance Units, (vi) Cash Incentive Awards and (vii) other equity-based or equity-related Awards that the Board determines are consistent with the purpose of the Plan and the interests of the Partnership.  Awards may be granted in tandem with other Awards.

(b)  Options.  (i)  Grant.  Subject to the provisions of the Plan, the Board shall have sole and plenary authority to determine the Participants to whom Options shall be granted, the number of Units to be covered by each Option and the conditions and limitations applicable to the vesting and exercise of the Option.

(ii)  Exercise Price.  Except as otherwise established by the Board at the time an Option is granted and set forth in the applicable Award Agreement, the Exercise Price of each Unit covered by an Option shall be not less than 100% of the Fair Market Value of such Unit (determined as of the date the Option is granted).

(iii)  Vesting and Exercise.  Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Board may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter.  Except as otherwise specified by the Board in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise.  Except as otherwise specified by the Board in the Award Agreement, Options shall become vested and exercisable with respect to one-third of the Units subject to such Options on each of the first three anniversaries of the date of grant.  An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Partnership in accordance with the terms of the Award by the Person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Units with respect to which the Award is exercised has been received by the Partnership.  Exercise of a vested Option may be for some or all of the portion of the Option that is then exercisable and any such partial exercise shall decrease the number of Units that thereafter may be available for sale under the Option.  The Board may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(iv)  Payment.  (A)  No Units shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Partnership, and the Participant has paid to the Partnership an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld.  Such payments may be made in cash (or its equivalent) or, in the Board’s sole and plenary discretion, (1) by exchanging Units owned by the Participant (which are not the subject of any pledge or other security interest) or (2) if there shall be a public market for the Units at such time, subject to such rules as may be established by the Board, through delivery of irrevocable instructions to a broker to sell the Units otherwise deliverable upon the exercise of the Option and to deliver promptly to the Partnership an amount equal to the aggregate Exercise Price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Units so tendered to the Partnership as of the date of such tender is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld.

(B)  Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Units, the Participant may, if permitted by the Board, and subject to procedures satisfactory to it, in its discretion, satisfy such delivery requirement by presenting proof of beneficial ownership of such Units, in which case the Partnership shall treat the Option as exercised without further payment and shall withhold such number of Units from the Units acquired by the exercise of the Option.

(v)  Expiration.  Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) either (x) 90 days after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Partnership or one of its Affiliates for any reason other than the Participant’s death or (y) six months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Partnership or one of its Affiliates by reason of the Participant’s death.  In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

(c)  UARs.  (i)  Grant.  Subject to the provisions of the Plan, the Board shall have sole and plenary authority to determine the Participants to whom UARs shall be granted, the number of Units to be covered by each UAR, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof.  UARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award.  UARs granted in tandem with, or in addition to, an Award may be granted either at the same time as the Award or at a later time.

(ii)  Exercise Price.  Except as otherwise established by the Board at the time a UAR is granted and set forth in the applicable Award Agreement, the Exercise Price of each Unit covered by a UAR shall be not less than 100% of the Fair Market Value of such Unit (determined as of the date the UAR is granted).

(iii)  Exercise.  A UAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Unit on the date of exercise of the UAR over the Exercise Price thereof.  The Board shall determine, in its sole and plenary discretion, whether a UAR shall be settled in cash, Units, other securities, other Awards, other property or a combination of any of the foregoing.

(iv)  Other Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine, at or after the grant of a UAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any UAR.  Any such determination by the Board may be changed by the Board from time to time and may govern the exercise of UARs granted or exercised thereafter.  The Board may impose such conditions or restrictions on the exercise of any UAR as it shall deem appropriate or desirable.

(d)  Restricted Units and RUAs.  (i)  Grant.  Subject to the provisions of the Plan, the Board shall have sole and plenary authority to determine the Participants to whom Restricted Units and RUAs shall be granted, the number of Restricted Units and RUAs to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Units and RUAs may vest or may be forfeited to the Partnership and the other terms and conditions of such Awards.

(ii)  Transfer Restrictions.  Restricted Units and RUAs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Board may in its discretion determine that Restricted Units and RUAs may be transferred by the Participant.  Certificates issued in respect of Restricted Units shall be registered in the name of the Participant and deposited by such Participant, together with a unit power endorsed in blank, with the Partnership or such other custodian as may be designated by the Board or the Partnership, and shall be held by the Partnership or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Units lapse.  Upon the lapse of the restrictions applicable to such Restricted Units, the Partnership or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant’s legal representative.

(iii)  Payment/Lapse of Restrictions.  Each RUA shall be granted with respect to one Unit or shall have a value equal to the Fair Market Value of one Unit.  RUAs shall be paid in cash, Units, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Board, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(e)  Performance Units.  (i)  Grant.  Subject to the provisions of the Plan, the Board shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted and the terms and conditions thereof.

(ii)  Value of Performance Units.  Each Performance Unit shall have an initial value that is established by the Board at the time of grant.  The Board shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant.

(iii)  Earning of Performance Units.  Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Board, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

(iv)  Form and Timing of Payment of Performance Units.  Subject to the provisions of the Plan, the Board, in its sole and plenary discretion, may pay earned Performance Units in the form of cash, Units, other securities, other Awards or other property (or in any combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period.  Such Units may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Board.  The determination of the Board with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement.

(f)  Cash Incentive Awards.  Subject to the provisions of the Plan, the Board, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards.  The Board shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals.

(g)  Other Unit-Based Awards.  Subject to the provisions of the Plan, the Board shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, fully-vested Units) in such amounts and subject to such terms and conditions as the Board shall determine.

(h)  Distribution Equivalents.  In the sole and plenary discretion of the Board, an Award, other than an Option, UAR or Cash Incentive Award, may provide the Participant with distributions or distribution equivalents, payable in cash, Units, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Board in its sole and plenary discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Partnership subject to vesting of the Award or reinvestment in additional Units, Restricted Units or other Awards.

SECTION 7.  Amendment and Termination.  (a)  Amendments to the Plan.  Subject to any applicable law or government regulation and to the rules of the NYSE or any successor exchange or quotation system on which the Units may be listed or quoted, the Plan may be amended, modified or terminated by the Board at any time and in any manner without the approval of the unitholders of the Partnership except that unitholder approval shall be required for any amendment that would (i) increase the maximum number of Units for which Awards may be granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a)(i);  (ii) decrease the Exercise Price of any Option or UAR that, at the time of such decrease, has an Exercise Price that is greater than the then current Fair Market Value of a Unit or cancel, in exchange for cash or any other Award, any Such Award; provided, however, that any amendment, modification or termination or other action taken pursuant to Section 3(a)(xi), Section 4(b), Section 7(c) or Section 8 shall not constitute a decrease or cancelation for purposes of this Section 7(a)(ii); or (iii) change the class of employees or other individuals eligible to participate in the Plan.  No modification, amendment or termination of the Plan may, without the consent of any Participant to whom any Award shall previously have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Board in the applicable Award Agreement.

(b)  Amendments to Awards.  The Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Board in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary.

(c)  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Board is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Partnership, any Affiliate, or the financial statements of the Partnership or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Board, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Board, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or UAR, a cash payment to the holder of such Option or UAR in consideration for the cancelation of such Option or UAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Board) of the Units subject to such Option or UAR over the aggregate Exercise Price of such Option or UAR and (iii) if deemed appropriate or desirable by the Board, in its sole and plenary discretion, by canceling and terminating any Option or UAR having a per Unit Exercise Price equal to, or in excess of, the Fair Market Value of a Unit subject to such Option or UAR without any payment or consideration therefor.

SECTION 8.  Change of Control.  Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards or similar entitlements covering equity interests in the successor corporation or other entity in the Change of Control with appropriate adjustments as to the number and kinds of equity interests, Performance Goals and the Exercise Prices, if applicable, (i) any outstanding Options or UARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units and Cash Incentive Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained and (iii) all other outstanding Awards (i.e., other than Options, UARs, Performance Units and Cash Incentive Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

SECTION 9.  General Provisions.  (a)  Nontransferability.  Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Partnership or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.  All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b)  No Rights to Awards.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Board’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c)  Unit Certificates.  All certificates for Units or other securities of the Partnership or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Units or other securities are then listed or reported and any applicable Federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)  Withholding.  A Participant may be required to pay to the Partnership or any Affiliate, and the Partnership or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Units, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Board or the Partnership to satisfy all obligations for the payment of such taxes.

(e)  Section 409A of the Code.  Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Partnership shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes.  The Board shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code, (ii) voids any Participant election to the extent it would violate Section 409A of the Code and (iii) for any distribution event or election that could be expected to violate Section 409A of the Code, make the distribution only upon the earliest of the first to occur of a “permissible distribution event” within the meaning of Section 409A of the Code, or a distribution event that the participant elects in accordance with Section 409A of the Code.  The Board shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

(f)  Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Board.

(g)  No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Partnership or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted units, units and other types of equity-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(h)  No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Partnership or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board.  Further, the Partnership or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i)  No Rights as Unitholder.  No Participant or holder or beneficiary of any Award shall have any rights as a unitholder with respect to any Units to be distributed under the Plan until he or she has become the holder of such Units.  In connection with each grant of Restricted Units, except as provided in the applicable Award Agreement, the Participant shall not be entitled to the rights of a unitholder in respect of such Restricted Units.  Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Units, other securities or other property), or other events relating to, Units subject to an Award for which the record date is prior to the date such Units are delivered.

(j)  Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(k)  Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l)  Other Laws.  The Board may refuse to issue or transfer any Units or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation or entitle the Partnership to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Partnership by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.  Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Partnership, and no such offer shall be outstanding, unless and until the Board in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

(m)  No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership or any Affiliate, on one hand, and a Participant or any other Person, on the other hand.  To the extent that any Person acquires a right to receive payments from the Partnership or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Partnership or such Affiliate.

(n)  No Fractional Units.  No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated or otherwise eliminated.

(o)  Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Board in writing prior to the making of such election.  If an Award recipient, in connection with the acquisition of Units under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Board action to make such an election and the Participant makes the election, the Participant shall notify the Board of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(p)  Interpretation.  (i) Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(ii) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

SECTION 10.  Term of the Plan.  (a)  Effective Date.  The Plan shall be effective as of the date of its adoption by the Board.

(b)  Expiration Date.  No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved under Section 10(a).  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.